Exhibit 99.1

PRESS RELEASE

EMCORE Announces Closing of Sale of its Space Photovoltaics Business to

an Affiliate of Veritas Capital for $150 Million

ALHAMBRA, CA, December 10, 2014 — EMCORE Corporation (Nasdaq:EMKR), a leading provider of compound semiconductor-based components and subsystems for the fiber optics market, today announced that it completed the previously announced sale of its Space Photovoltaics Business to SolAero Technologies Corp. (f/k/a Photon Acquisition Corporation), an affiliate of private equity firm Veritas Capital (“SolAero”). In connection with the closing of the transaction, EMCORE received $150 million in cash consideration, subject to a post-closing working capital adjustment.

About EMCORE

EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the fiber optics markets. EMCORE’s Fiber Optics business segment provides optical components, subsystems and systems for high-speed telecommunications, Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications. For further information about EMCORE, visit http://www.emcore.com.

Forward-Looking Statements

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding the sale of the Space Photovoltaics business. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to the Company’s future prospects and other risks detailed in our filings with the SEC, including those detailed in EMCORE’s Annual Report on Form 10-K under the caption “Risk Factors,” as updated by EMCORE’s subsequent filings with the SEC, all of which are available at the SEC’s website at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. EMCORE Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.

Contact:

EMCORE Corporation

Mark Weinswig

Chief Financial Officer

(626) 293-3700

mark_weinswig@emcore.com

EMCORE Corporation

Joel Counter

Mgr., Corp. Marketing Communications

(626) 999-7017

media@emcore.com

Investor

TTC Group

Victor Allgeier

(646) 290-6400

vic@ttcominc.com